Exhibit 99.1

GameStop Reports Sales and Earnings for Fiscal 2011

Adjusted full year earnings in-line with guidance

2011 digital receipts grew 57% to $453 million

Strong fiscal 2012 outlook issued

GRAPEVINE, Texas--(BUSINESS WIRE)--March 22, 2012--GameStop Corp. (NYSE: GME), the world’s largest multichannel video game retailer, today reported sales and earnings for the fourth quarter and fiscal year ended Jan. 28, 2012.

Fourth Quarter Results

Total global sales for the fourth quarter of 2011 were $3.58 billion compared to $3.69 billion in the prior year quarter, a decrease of 3.0%. Consolidated comparable store sales decreased 3.6% compared to the prior year quarter.

Excluding restructuring, impairment and debt retirement expenses, GameStop’s adjusted net earnings for the fourth quarter were $239.5 million compared to adjusted net earnings of $238.8 million in the prior year quarter. Adjusted diluted earnings per share, excluding restructuring, impairment and debt retirement expenses, were in-line with guidance at $1.73, a 10% increase compared to adjusted diluted earnings per share of $1.57 in the prior year quarter.

During the fourth quarter of fiscal 2011, the company recorded asset impairment and restructuring charges of $81.2 million ($64.6 million, net of tax benefits), or $0.47 per share, to record international trade name impairment, exit certain international markets and non-core businesses, and close underperforming stores. The charges included fixed asset impairments, severance costs and lease termination fees. A reconciliation of non-GAAP adjusted net income to GAAP net income is included with this release (Schedule III).

For the fourth quarter, GameStop’s net earnings were $174.7 million compared to net earnings of $237.8 million in the prior year quarter. Diluted earnings per share were $1.27 compared to diluted earnings per share of $1.56 in the prior year quarter.

Fiscal 2011 Results

Paul Raines, chief executive officer, stated, “In 2011, GameStop outperformed the video game market through disciplined execution of its core business and strategic initiatives. For 2012, we project operating earnings growth based on the continuation of our transformation, led by our strong pre-owned business, expanding digital offerings and emerging mobile categories.”

For fiscal year 2011, total global sales were $9.55 billion, a modest increase over fiscal 2010. Full year consolidated comparable store sales declined 2.1% compared to fiscal 2010. By product category, sales in new hardware and other declined, while the company posted increases in both new and pre-owned software sales. Digital receipts, which are included in the other category, increased 57%.

Excluding restructuring, impairment and debt retirement expenses, GameStop’s adjusted net earnings for fiscal year 2011 were $405.1 million compared to adjusted net earnings of $412.8 million in fiscal 2010. Adjusted diluted earnings per share, excluding restructuring, impairment and debt retirement expenses, were $2.87, a 7.0% increase compared to adjusted diluted earnings per share of $2.68 in fiscal 2010.

For fiscal year 2011, GameStop’s net earnings were $339.9 million compared to net earnings of $408.0 million in fiscal 2010. Diluted earnings per share were $2.41 compared to diluted earnings per share of $2.65 in fiscal 2010.

Capital Allocation Update

During the fourth quarter of 2011, GameStop repurchased two million shares at an average price of $22.38, or $45.3 million worth of stock. The company also redeemed $125 million of its senior notes making it debt-free at the end of the fiscal year.

Thus far in fiscal 2012, GameStop has repurchased 3.3 million shares at an average price of $22.97, or $76.3 million worth of stock. On Feb. 7, 2012, the company initiated a quarterly dividend of $0.15 per share. Today, we are announcing that the board of directors has approved a new $500 million share repurchase authorization plan, replacing the remaining $253 million available on its existing authorization.

Rob Lloyd, chief financial officer, said, “In 2011, through stock buybacks and debt retirement, GameStop returned more than $500 million of its free cash to shareholders. As we look ahead, we will focus on controlling SG&A spend and leveraging our past investments to increase earnings and further enhance shareholder value.”

The timing and actual amount of shares repurchased will depend on several factors, including price, capital availability and other market conditions. This repurchase program does not have any specific limitations and may be suspended or terminated at any time.

2012 Outlook

GameStop projects that sales growth in 2012 will be primarily driven by an increase in digital sales, pre-owned video game products and mobile business initiatives. The company forecasts operating margin expansion of at least 20 basis points and a decline in capital expenditures of 15%, leading to an 8.0% to 15.0% increase in earnings per share over the $2.87 from 2011.

The following table provides detailed elements of our sales and earnings guidance for our 2012 first quarter and fiscal year, based on current industry expectations.

	First Quarter	Fiscal Year 2012
Total Sales	-9.5% to -7.5%	1.0% to 5.0%
Comparable Store Sales	-9.0% to -7.5%	-1.5% to 2.0%
Depreciation & Amortization Expense (in millions)	$45.0 to $46.0	$185.0 to $195.0
Interest Expense (in millions)	$1.1 to $1.5	$4.5 to $5.0
Income Tax Rate	36.5% to 37.5%	36.0% to 37.0%
Operating Margin	5.4% to 5.7%	7.0% to 7.3%
Weighted Average Shares Outstanding	135,400,000	135,400,000
Diluted Earnings Per Share	$0.52 to $0.55	$3.10 to $3.30

For 2012, in the U.S., GameStop expects to open approximately 100 new stores and close 150 stores. Internationally, the company expects to open stores opportunistically while keeping square footage flat.

Note: Current guidance only includes the effect of the shares purchased thus far in fiscal 2012 from the $500 million share and debt repurchase plan authorized in November 2011.

Conference Call and Webcast Information

A conference call with GameStop Corp.’s management is scheduled for March 22, 2012 at 10:00 a.m. CDT to discuss the company’s financial results and to provide its 2012 outlook and strategic update. This call and webcast presentation can be accessed at GameStop Corp.’s investor relations home page at http://investor.GameStop.com/. The conference call will be archived for two months on GameStop’s corporate website.

Non-GAAP Measures

GameStop reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes excluding the non-recurring and recurring items (restructuring, impairment and debt retirement expenses) from the company’s financial results provides management and the investors with a clearer perspective of the current operating performance of the company and an improved comparison to prior period results. We believe it also provides useful information to investors and other users of GameStop's financial statements. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported GAAP financial results.

About GameStop

GameStop Corp. (NYSE: GME), a Fortune 500 and S&P 500 company headquartered in Grapevine, Texas, is the world's largest multichannel video game retailer. GameStop’s retail network and family of brands include 6,683 company-operated stores in 17 countries worldwide and online at www.GameStop.com. The network also includes: www.Kongregate.com, a leading browser-based game site; Game Informer(R) magazine, the leading multi-platform video game publication; Spawn Labs, a streaming technology company; and a digital PC game distribution platform available at www.GameStop.com/pc.

General information on GameStop Corp. can be obtained at the company's corporate website. Follow GameStop on Twitter @ www.twitter.com/GameStop and find GameStop on Facebook @ www.facebook.com/GameStop.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, the outlook for the first quarter and fiscal 2012, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. GameStop undertakes no obligation to publicly update or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand, including console hardware and accessories; the timing of release of video game titles for current generation consoles; the risks associated with expanded international operations and the integration of acquisitions; the impact of increased competition and changing technology in the video game industry, including browser and mobile games and alternative methods of distribution; and economic, regulatory and other events, including litigation, that could reduce or impact consumer demand or affect the company’s business. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended Jan. 29, 2011 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com.

GameStop Corp.
Statements of Operations
(in millions, except per share data)

	13 weeks	13 weeks
	ended	ended
	Jan. 28, 2012	Jan. 29, 2011

Sales	$3,578.6	$3,692.8
Cost of sales	2,635.4	2,789.1

Gross profit	943.2	903.7

Selling, general and administrative
expenses	513.6	481.2
Depreciation and amortization	45.9	45.3
Asset impairments and restructuring charges	81.2	1.5

Operating earnings	302.5	375.7

Interest expense, net	2.1	6.0
Debt extinguishment expense	0.4	0.0
Earnings before income
tax expense	300.0	369.7

Income tax expense	125.7	131.9

Consolidated net income	174.3	237.8
Net loss attributable to noncontrolling interests	0.4	0.0
Consolidated net income attributable to GameStop	$174.7	$237.8

Net income per common share:
Basic[1]	$1.28	$1.58
Diluted[1]	$1.27	$1.56

Weighted average common shares
outstanding:
Basic	137.0	150.9
Diluted	138.1	152.1

Percentage of Sales:

Sales	100.0%	100.0%
Cost of sales	73.6%	75.5%

Gross profit	26.4%	24.5%

SG&A expenses	14.4%	13.0%
Depreciation and amortization	1.3%	1.2%
Asset impairments and restructuring charges	2.2%	0.0%

Operating earnings	8.5%	10.2%

Interest expense, net	0.1%	0.2%
Debt extinguishment expense	0.0%	0.0%

Earnings before income
tax expense	8.4%	10.0%

Income tax expense	3.5%	3.6%
Consolidated net income	4.9%	6.4%

Net loss attributable to noncontrolling interests	0.0%	0.0%

Consolidated net income attributable to GameStop	4.9%	6.4%

[1] Basic net income per share and diluted net income per share are calculated based on consolidated net income attributable to GameStop.

GameStop Corp.
Statements of Operations
(in millions, except per share data)

	52 weeks	52 weeks
	ended	ended
	Jan. 28, 2012	Jan. 29, 2011

Sales	$9,550.5	$9,473.7
Cost of sales	6,871.0	6,936.1

Gross profit	2,679.5	2,537.6

Selling, general and administrative
expenses	1,842.1	1,698.8
Depreciation and amortization	186.3	174.7
Asset impairments and restructuring charges	81.2	1.5
Operating earnings	569.9	662.6

Interest expense, net	19.8	35.2
Debt extinguishment expense	1.0	6.0

Earnings before income
tax expense	549.1	621.4

Income tax expense	210.6	214.6

Consolidated net income	338.5	406.8
Net loss attributable to noncontrolling interests	1.4	1.2
Consolidated net income attributable to GameStop	$339.9	$408.0

Net income per common share:
Basic[1]	$2.43	$2.69
Diluted[1]	$2.41	$2.65

Weighted average common shares
outstanding:
Basic	139.9	151.6
Diluted	141.0	154.0

Percentage of Sales:

Sales	100.0%	100.0%
Cost of sales	71.9%	73.2%

Gross profit	28.1%	26.8%

SG&A expenses	19.3%	18.0%
Depreciation and amortization	2.0%	1.8%
Asset impairments and restructuring charges	0.8%	0.0%

Operating earnings	6.0%	7.0%

Interest expense, net	0.2%	0.4%
Debt extinguishment expense	0.0%	0.0%

Earnings before income
tax expense	5.8%	6.6%

Income tax expense	2.2%	2.3%
Consolidated net income	3.6%	4.3%

Net loss attributable to noncontrolling interests	0.0%	0.0%

Consolidated net income attributable to GameStop	3.6%	4.3%

[1] Basic net income per share and diluted net income per share are calculated based on consolidated net income attributable to GameStop.

GameStop Corp.
Balance Sheets
(in millions, except per share data)

	Jan. 28,	Jan. 29,
	2012	2011
ASSETS:
Current assets:
Cash and cash equivalents	$655.0	$710.8
Receivables, net	64.4	65.5
Merchandise inventories	1,137.5	1,257.5
Prepaid expenses and other current assets	95.7	92.2
Deferred taxes	44.7	28.8
Total current assets	1,997.3	2,154.8

Property and equipment:
Land	22.8	24.0
Buildings & leasehold improvements	602.2	577.2
Fixtures and equipment	876.3	817.8
	1,501.3	1,419.0
Less accumulated depreciation and amortization	928.0	805.2
Net property and equipment	573.3	613.8

Goodwill, net	2,019.0	1,996.3
Other noncurrent assets	257.8	298.9
Total assets	$4,847.4	$5,063.8

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$804.3	$1,028.1
Accrued liabilities	829.6	719.7
Total current liabilities	1,633.9	1,747.8

Other long-term liabilities	173.3	171.1
Senior notes payable, net of discount	0.0	249.0
Total liabilities	1,807.2	2,167.9

Stockholders' equity:
Preferred stock - authorized 5.0 shares; no shares
issued or outstanding	--	--
Class A common stock - $.001 par value; authorized 300.0 shares;
136.8 and 146.0 shares outstanding, respectively	0.1	0.1
Additional paid-in-capital	726.6	928.9
Accumulated other comprehensive income	169.7	162.5
Retained earnings	2,145.7	1,805.8
Equity attributable to GameStop Corp. stockholders	3,042.1	2,897.3
Equity (deficit) attributable to noncontrolling interest	(1.9)	(1.4)
Total equity	3,040.2	2,895.9
Total liabilities and stockholders' equity	$4,847.4	$5,063.8

GameStop Corp.

Schedule I
Sales Mix

	13 Weeks Ended		13 Weeks Ended
	Jan. 28, 2012		Jan. 29, 2011
		Percent		Percent
	Sales	of Total	Sales	of Total
Sales (in millions):

New video game hardware	$626.0	17.5%	$781.4	21.2%
New video game software	1,654.6	46.2%	1,593.4	43.1%
Used video game products	817.6	22.9%	805.6	21.8%
Other	480.4	13.4%	512.4	13.9%

Total	$3,578.6	100.0%	$3,692.8	100.0%

	52 Weeks Ended		52 Weeks Ended
	Jan. 28, 2012		Jan. 29, 2011
		Percent		Percent
	Sales	of Total	Sales	of Total
Sales (in millions):

New video game hardware	$1,611.6	16.9%	$1,720.0	18.1%
New video game software	4,048.2	42.4%	3,968.7	41.9%
Used video game products	2,620.2	27.4%	2,469.8	26.1%
Other	1,270.5	13.3%	1,315.2	13.9%

Total	$9,550.5	100.0%	$9,473.7	100.0%

GameStop Corp.

Schedule II
Gross Profit Mix

	13 Weeks Ended		13 Weeks Ended
	Jan. 28, 2012		Jan. 29, 2011
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent

Gross Profit (in millions):

New video game hardware	$39.7	6.3%	$56.2	7.2%
New video game software	338.1	20.4%	321.0	20.1%
Used video game products	378.5	46.3%	355.8	44.2%
Other	186.9	38.9%	170.7	33.3%

Total	$943.2	26.4%	$903.7	24.5%

	52 Weeks Ended		52 Weeks Ended
	Jan. 28, 2012		Jan. 29, 2011
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent

Gross Profit (in millions):

New video game hardware	$113.6	7.0%	$124.9	7.3%
New video game software	839.0	20.7%	819.6	20.7%
Used video game products	1,221.2	46.6%	1,140.5	46.2%
Other	505.7	39.8%	452.6	34.4%

Total	$2,679.5	28.1%	$2,537.6	26.8%

GameStop Corp.

Schedule III
Non-GAAP results

The following table reconciles the company's net income and earnings per share as presented in its audited Consolidated Statements of Operations and prepared in accordance with generally accepted accounting principles ("GAAP") to its net income and earnings per share, excluding asset impairments, restructuring costs, and debt retirement expenses.

	13 Weeks Ended		52 Weeks Ended
	Jan. 28, 2012	Jan. 29, 2011	Jan. 28, 2012	Jan. 29, 2011
Net Income	$174.7	$237.8	$339.9	$408.0

Debt retirement costs	0.2		0.6	3.8
Intangible asset impairment	24.8		24.8
Impairment of investments in non-core businesses	22.5		22.5
Property, equipment & other asset impairments	17.3	1.0	17.3	1.0

Non-GAAP Net Income	$239.5	$238.8	$405.1	$412.8

Non-GAAP earnings per share
Basic	$1.75	$1.58	$2.89	$2.72
Diluted	$1.73	$1.57	$2.87	$2.68

Number of shares used in non-GAAP calculation
Basic	137.0	150.9	139.9	151.6
Diluted	138.1	152.1	141.0	154.0

CONTACT:
Matt Hodges
Vice President,
Public and Investor Relations
GameStop Corp.
(817) 424-2130